                                              Filed Pursuant to Rule 424(b)(3)
                                                    Registration No. 333-44113


                           HEWLETT-PACKARD COMPANY
          Liquid Yield Option/TM/ Notes due 2017 (the "LYONs/TM/")
     Sales from CUSIP No. 428236AA1 or U42823AK7 (Unregistered LYONs) to
                   CUSIP No. 428236 AC7 (Registered LYONs)


                 Security Holder (the "Holder") Information
                 ------------------------------------------

The following sets forth information with respect to the Holder of LYONs who is proposing to sell.


1.   Full legal name of the Holder:

     Highbridge Capital Corporation
     ______________________________________


2.   The aggregate principal amount at maturity of LYONs owned by the Holder:

     $20,000,000
     ___________________


3. The aggregate principal amount at maturity of LYONs hereby offered for the Holder's account:

     $20,000,000
     ___________________


4. The aggregate principal amount at maturity of LYONs and (if one percent or more) the percentage of the outstanding principal amount at maturity of the LYONs to be owned by the Holder upon completion of this offering:

     $0
     ___________________


     %   N/A
     ___________________


5. Any position, office or other material relationship of the Holder (other than as a customer) with Hewlett-Packard Company (the "Company") or any of its predecessors or affiliates in the past three years:


         N/A
______________
/TM/ Trademark of Merrill Lynch & Co., Inc.